UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ___________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2018
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Novelion Therapeutics Inc.
(Exact Name of Registrant as specified in its charter)
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British Columbia, Canada	000-17082	98-0455702
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Norton Rose Fulbright
1800 - 510 West Georgia Street, Vancouver, BC V6B 0M3 Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (877) 764-3131

N/A
(Former name or former address, if changed since last report.)
 ____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 16, 2018 (the “Effective Date”), Novelion Services USA, Inc., a subsidiary of Novelion Therapeutics Inc. (the “Company”), entered into an amendment (the “Amendment”) to the Employment Agreement, dated as of November 27, 2017, as amended, with Michael D. Price, the Company’s Executive Vice President and Chief Financial Officer (the “Employment Agreement”). The Amendment provides that, as of the Effective Date, Mr. Price will serve as the Company’s Executive Vice President and Chief Financial Officer, reporting to the Company’s Chief Executive Officer. The Amendment also provides Mr. Price with severance and change of control benefits consistent with other senior executive officers, including that in the event that the Company terminates Mr. Price’s employment without cause or Mr. Price terminates his employment for good reason, Mr. Price will be entitled to 12 months’ severance pay at his then-current base salary, as well as payment of his pro-rated target bonus if the Novelion board of directors determines that Mr. Price is eligible for his target bonus for the year during which his employment terminates. In the event that the Company terminates Mr. Price’s employment without cause or Mr. Price terminates his employment for good reason within 18 months after a change of control, Mr. Price will be entitled to 12 months’ of his then-current base salary (or his base salary in effect immediately prior to the change of control, if higher), as well as payment of his pro-rated target bonus, and all stock options and other stock-based awards held by Mr. Price will immediately accelerate and become fully exercisable as of the date of the termination of employment. Mr. Price will also be entitled to certain benefits continuation for 12 months following a termination without cause or good reason. Mr. Price’s employment, and eligibility for any post-termination severance or benefits, is subject to his continued compliance with his confidentiality, assignment of intellectual property and non-competition agreement with the Company.

The description of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the Employment Agreement is attached as Exhibit 10.40 to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 16, 2018 and is incorporated herein by reference. The Company is also filing herewith an immaterial amendment to the Employment Agreement, dated April 20, 2018.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Employment Agreement dated as of July 16, 2018 by and between Novelion Services USA, Inc. and Michael D. Price
10.2	Amendment to Employment Agreement dated as of April 20, 2018 by and between Novelion Services USA, Inc. and Michael D. Price

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

By:	/s/ Benjamin Harshbarger
	Name:	Benjamin Harshbarger
	Title:	General Counsel

Date: July 19, 2018